Exhibit 10.5

NEITHER THIS SECURITY NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION OR SAFE HARBOR THEREFROM.

ISSUE DATE: October 7, 2015

PRINCIPAL AMOUNT: $60,000

RX SAFES, INC.

  CONVERTIBLE PROMISSORY NOTE DUE OCTOBER 7, 2016

THIS Note is a duly authorized issuance of $60,000 of RX SAFES, INC., a Nevada corporation (the "Company") designated as its Note.

FOR VALUE RECEIVED, the Company promises to pay to KODIAK CAPITAL GROUP, LLC, the registered holder hereof (the "Holder"), the principal sum of sixty thousand and 00/100 Dollars ($60,000) on October 7, 2016 (the “Maturity Date”).  The principal of this Note is payable in United States dollars, at the address last appearing on the Note Register of the Company as designated in writing by the Holder. The Company will pay the outstanding principal amount of this Note in cash on the Maturity Date to the registered holder of this Note.  The forwarding of such wire transfer shall constitute a payment hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer plus any amounts so deducted.

This Note is subject to the following additional provisions:

1.           The Note is exchangeable for an equal aggregate principal amount of Note of different authorized denominations, as requested by the Holder surrendering the same.  No service charge will be made for such registration or transfer or exchange.

2.           The Holder of this Note is entitled any time after April 7, 2016, subject to the following provisions, to convert all or a portion of the principal amount of this Note into shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price for each share of Common Stock equal to the Current Market Price multiplied by sixty five percent (65%) (the “Conversion Price”). “Current Market Price” means the lowest traded sale price for the Common Stock as reported by Bloomberg, LP for the ten (10) trading days ending on the trading day immediately before the relevant Conversion Date (as defined below). The amount of shares issuable pursuant to a conversion shall equal the principal amount (or portion thereof) of the Note to be converted, divided by the Conversion Price.

Conversion shall be effectuated by surrendering the Note to the Company, accompanied by or preceded by email or other delivery to the Company of the form of conversion notice attached hereto as Exhibit A, executed by the Holder evidencing such Holder's intention to convert a specified portion hereof.  No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.  The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder emails or otherwise delivers the conversion notice ("Notice of Conversion"), substantially in the form annexed hereto as Exhibit A, duly executed, to the Company. Certificates representing Common Stock upon conversion will be delivered within three (3) business days from the Conversion Date (“Delivery Date”).

The Company shall pay any payments incurred under this Section in immediately available funds upon demand as the Holder’s remedy for such delay.  Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Shares by close of business on the Delivery Date, unless such failure is due to causes beyond the Company’s reasonable control or that of its Transfer Agent, the Holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion; provided, however, that an amount equal to any payments contemplated by this Section which have accrued through the date of such revocation notice shall remain due and owing to the Converting Holder notwithstanding such revocation.

Notwithstanding anything to the contrary contained in this Note, at any time during the period beginning on the Issue Date and ending on the date which is one hundred eighty (180) days following the issue date, the Borrower shall have the right to prepay the outstanding Note (principal and accrued interest), in full, in accordance with this section.  Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than three (3) Trading Days from the date of the Optional Prepayment Notice.  On the date fixed for prepayment (the “Optional Prepayment Date”), the Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one (1) business day prior to the Optional Prepayment Date.  If the Borrower exercises its right to prepay the Note, the Borrower shall make payment to the Holder of an amount in cash (the “Optional Prepayment Amount”) equal to 100%, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the Optional Prepayment Date plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and (x) plus (z) any amounts owed to the Holder pursuant to the Note.  If the Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to the Holder of the Note within two (2) business days following the Optional Prepayment Date, the Borrower shall forever forfeit its right to prepay the Note pursuant to this section.

After the expiration of one hundred eighty (180) following the date of the Note, the Borrower shall have no right of prepayment.

Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline (other than a failure due to the circumstances described in this Note, which failure shall be governed by such Note) the Borrower shall pay to the Holder $500 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock.  Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note.  The Borrower agrees that the right to convert is a valuable right to the Holder.  The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify.  Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section) are justified.

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In lieu of delivering physical certificates representing the Shares issuable upon conversion, provided the Company’s Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in this paragraph, so long as the certificates therefore do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

The Holder of the Note shall be entitled to exercise its conversion privilege with respect to the Note notwithstanding the commencement of any case under 11 U.S.C. §101 et seq. (the “Bankruptcy Code”).  In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of such holder’s conversion privilege.  The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of the conversion of the Note. This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Note in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

4.           No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct obligation of the Company.

5.           The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

6.           This Note shall be governed by and construed in accordance with the laws of the State of California. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Newport Beach or the state courts of the State of California sitting in the City of Newport Beach in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. Each of the parties hereby waives the right to a trial by jury in connection with any dispute arising under this Note.

7.           The following shall constitute an "Event of Default":

a.           The Company shall default in the payment of principal on this Note and same shall continue for a period of five (5) days; or

b.           Any of the representations or warranties made by the Company herein, in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Note shall be false or misleading in any material respect at the time made; or

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c.           The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Note and such failure shall continue uncured for a period of five (5) days after written notice from the Holder of such failure; or

d.           The Company fails to authorize or to cause its Transfer Agent to issue the Shares upon exercise by the Holder through a Notice of conversion in accordance with the terms of this Note, fails to transfer or to cause its Transfer Agent to transfer any certificate for Shares issued to the Holder upon conversion of this Note and when required by this Note, and such transfer is otherwise lawful, or fails to remove any restrictive legend on any certificate or fails to cause its Transfer Agent to remove such restricted legend, in each case where such removal is lawful, as and when required by this Note, and any such failure shall continue uncured for five (5) business days; or

e.           The Company shall (1) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (2) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

f.           A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

g.           Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

h.           Any money judgment, writ or warrant of attachment, or similar process in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

i.           Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

j.           The Company shall have its Common Stock suspended or delisted from an exchange from trading for in excess of fifteen trading days.

k.           The Company fails to file a registration statement with the Securities and Exchange Commission for the underlying common stock of the Note by November 30, 2015.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider all obligations under this Note immediately due and payable within five (5) days of notice, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. Upon an Event of Default, the Conversion Price will become the Current Market Price multiplied by fifty percent (50%) (“Default Conversion Price”).

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8.           The Holder may not convert this Note to the extent such conversion would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock held by such Holder after application of this Section.  Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of Note are convertible shall be the responsibility and obligation of the Holder.  If the Holder has delivered a Conversion Notice for a principal amount of Note that would result in the issuance of in excess of the permitted amount hereunder, without regard to any other shares that the Holder or its affiliates may beneficially own, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder.  The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than thirty (30) days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

9.           Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: October 7, 2015

RX SAFES, INC.

By:

ATTESTOR

By:

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EXHIBIT A - NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Note due October 7, 2016 of RX SAFES, INC. a Nevada corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below.  If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 8 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

Conversion calculations:__________

Date to Effect Conversion:__________

Principal Amount of Debenture to be Converted:__________

Signature:__________

Name:__________

Shares to be issued to:__________

EIN:__________

Address for Delivery of Common Stock Certificates:__________

Or

DWAC Instructions:__________

Broker No:__________

Account No:__________

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October 7, 2015

VIA ELECTRONIC MAIL

Kodiak Capital Group, LLC

260 Newport Center Drive

Newport Beach, CA 92660

Re: Share Structure of RX SAFES, INC.

To Whom It May Concern:

The purpose of this letter is to confirm the share structure of RX SAFES, INC. (the “Company”). By execution below, I hereby verify that the information provided is current and accurate as of the date of this document and that at any time while the Note entered into as of the date hereof remains outstanding, I will provide the Company’s current share structure to Kodiak Capital Group, LLC upon request.

Shares of RX SAFES, INC. authorized:__________

Shares of RX SAFES, INC. issued and outstanding:__________

Furthermore, prior to finalizing this issuance, upon being provided a conversion notice and opinion letter, I agree to provide Kodiak Capital Group, LLC (via email) with:

A copy of the certificate(s) to be issued pursuant to the Note as of the date hereof (if physical shares are to be issued in lieu of DWAC);

ii)           The FedEx Priority Overnight tracking number (or a copy of the packing slip if available) for any physical Certificate (s) to be issued.

Very truly yours,

Island Stock Transfer

_____________

Acknowledged and Agreed

RX SAFES, INC.

_____________

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October 7, 2015

Island Stock Transfer

15500 Roosevelt Boulevard

Suite 301

Clearwater, FL 33760

Ladies and Gentlemen:

RX SAFES, INC. a Nevada corporation (the "Company") and Kodiak Capital Group, LLC (the "Investor") have entered into a Note dated as of October 7, 2015 (the "Agreement") providing for the issuance of the Convertible Promissory Note in the principal amount of $60,000 (the "Note").

A copy of the Note is attached hereto. You should familiarize yourself with your issuance and delivery obligations, as Transfer Agent, contained therein. The shares to be issued are to be registered in the names of the registered holder of the securities submitted for conversion or exercise.

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of common stock (“Common Stock”) of the Company (initially, 30,000,000 shares) for issuance upon full conversion of the Note in accordance with the terms thereof. The amount of Common Stock so reserved may be increased, from time to time, by written instructions of the Investor.

The ability to convert the Note in a timely manner is a material obligation of the Company pursuant to the Note. Your firm is hereby irrevocably authorized and instructed to issue shares of Common Stock of the Company (without any restrictive legend) to the Investor without any further action or confirmation by the Company: (A) upon your receipt from the Investor of: (i) a notice of conversion ("Conversion Notice") executed by the Investor; and (ii) an opinion of counsel of the Investor, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), to the effect that the shares of Common Stock of the Company issued to the Investor pursuant to the Conversion Notice are not "restricted securities" as defined in Rule 144 and should be issued to the Investor without any restrictive legend; (B) the number of shares to be issued is less than 9.99% of the total issued common stock of the Company. If the number of shares issued to the Investor is greater than 4.99% of the total issued common stock of the company, the transfer agent must notify the Investor immediately; and (C) the Company has reviewed the Conversion Notice to confirm its accuracy within one (1) business day of receipt.

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The Company hereby requests that your firm act immediately, without delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Conversion Notices received from the Investor. The Company also requires that as long as this convertible note is still outstanding to the Investor, that the transfer agent must disclose the shares authorized and outstanding to the Investor as requested.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing (irrevocable instructions) and does hereby extend the Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

Notwithstanding anything herein contained to the contrary, Island Stock Transfer is not a party to the Agreement and is acting only in the capacity of an administrator. In addition, the Company must be current in all amounts owed to Island Stock Transfer and in good standing with Island Stock Transfer, before the issuance of any shares of the Common Stock hereunder. In the event of any dispute or ligation between the Company and the Investor as a result of the failure to be current in all amounts owed to Island Stock Transfer and in good standing with Island Stock Transfer which might cause a delay in the issuance of shares of the Common Stock hereunder, Island Stock Transfer shall not be included in any litigation between the Company and the Investor nor have any liability to the Company or the Investor. Should the Company be unable to pay any fee associated with an issuance to the Investor, the Investor may, at their own discretion, agree to pay such fee in order for the issuance to be administered.

The Company agrees that in the event that the Island Stock Transfer resigns as the Company’s transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within one (1) business day.

The Investor is intended to be and are third party beneficiaries hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Very truly yours,

RX SAFES, INC.

__________

Acknowledged and Agreed:

Island Stock Transfer

__________

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CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS OF RX SAFES, INC.

We, the undersigned, do hereby certify that at a meeting of the Board of Directors of RX SAFES, INC., a Nevada corporation (the “Corporation”), duly held on October 7, 2015, at which said meeting no less than two directors were present and voting throughout, the following resolution, upon motions made, seconded and carried, was duly adopted and is now in full force and effect:

WHEREAS, the Board of Directors of the Corporation deem it in the best interests of the Corporation to enter into the Note dated October 7, 2015 (the “Agreement”), in connection with the issuance of a Convertible Promissory Note of the Corporation, in the aggregate principal amount of $60,000 (the “Note”), convertible into shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note, along with an irrevocable letter agreement with Island Stock Transfer, the Corporation’s transfer agent, with respect to the reserve of shares of common stock of the Corporation to be issued upon any conversion of the Note; the issuance of such shares of common stock in connection with a conversion of the Note; and the indemnification of Island Stock Transfer for all loss, liability, or expense in carrying out the authority and direction contained in the irrevocable letter agreement (the “Letter Agreement”);

NOW, THEREFORE, BE IT:

RESOLVED, that the Corporation is hereby authorized to enter into the Agreement, the Note and the Letter Agreement which provides in pertinent part: (i) reserve shares of common stock of the Corporation to be issued upon any conversion of the Note; (ii) issue such shares of common stock in connection with a conversion of the Note (issuance upon receipt of a notice of conversion of the holder of the Note) without any further action or confirmation by the Corporation; and the Corporation indemnifies Island Stock Transfer for all loss, liability, or expense in carrying out the authority and direction contained in the Letter Agreement:

RESOLVED, that any executive officer of the Corporation be, and hereby is, authorized, empowered and directed, from time to time, to take such additional action and to execute, certify and deliver to the transfer agent of the Corporation, as any appropriate or proper to implement the provisions of the foregoing resolutions:

The undersigned, do hereby certify that we are members of the Board of Directors of the Corporation; that the attached is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board of Directors of the Corporation duly convened and held in accordance with its by-laws and the laws of Nevada, as transcribed by us from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

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IN WITNESS WHEREOF, We have hereunto set our hands as President/CEO and Members of the Board of Directors of the Corporation.

Dated: October 7, 2015

_________________

CEO

_________________

Member of the Board

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